UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On June 8, 2015, Fulton Financial Corporation (“Fulton Financial”) announced that, subject to market and other conditions, it plans to offer $150 million of its 4.50% Subordinated Notes due 2024 (the “Subordinated Notes”), in a reopening of the existing series of such notes, in an underwritten public offering. Fulton Financial also announced its intention to redeem, subject to completion of the Subordinated Notes offering, its outstanding 6.29% Junior Subordinated Deferrable Interest Debt Securities due 2036, which would result in the redemption of 100% of the 6.29% Capital Securities issued by Fulton Capital Trust I. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Item 7.01.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01 – Other Events.

Fulton Financial is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission one item that is to be incorporated by reference into its Registration Statement on Form S-3 (File No. 333-197730). Exhibit 12.1, Computation of Ratio of Earnings to Fixed Charges, is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press release of the Corporation, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation

Date: June 8, 2015	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press release of the Corporation, dated June 8, 2015.

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